Exhibit 99.2

Consolidated Financial Summary
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage
	Sep 30, 2023	Jun 30, 2023	Sep 30, 2022	Jun 30, 2023	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022	Change
Net revenues
Institutional Securities	$5,669	$5,654	$5,817	--	(3%)	$18,120	$19,593	(8%)
Wealth Management	6,404	6,660	6,120	(4%)	5%	19,623	17,791	10%
Investment Management	1,336	1,281	1,168	4%	14%	3,906	3,914	--
Intersegment Eliminations	(136)	(138)	(119)	1%	(14%)	(402)	(379)	(6%)
Net revenues (1)	$13,273	$13,457	$12,986	(1%)	2%	$41,247	$40,919	1%

Provision for credit losses	$134	$161	$35	(17%)	*	$529	$193	174%

Non-interest expenses
Institutional Securities	$4,377	$4,580	$4,167	(4%)	5%	$13,673	$13,476	1%
Wealth Management	4,654	4,915	4,460	(5%)	4%	14,371	13,005	11%
Investment Management	1,095	1,111	1,052	(1%)	4%	3,329	3,321	--
Intersegment Eliminations	(132)	(122)	(116)	(8%)	(14%)	(372)	(371)	--
Non-interest expenses (1)(2)	$9,994	$10,484	$9,563	(5%)	5%	$31,001	$29,431	5%

Income before provision for income taxes
Institutional Securities	$1,199	$977	$1,626	23%	(26%)	$4,068	$5,967	(32%)
Wealth Management	1,709	1,681	1,649	2%	4%	5,102	4,743	8%
Investment Management	241	170	116	42%	108%	577	593	(3%)
Intersegment Eliminations	(4)	(16)	(3)	75%	(33%)	(30)	(8)	*
Income before provision for income taxes	$3,145	$2,812	$3,388	12%	(7%)	$9,717	$11,295	(14%)

Net Income applicable to Morgan Stanley
Institutional Securities	$912	$759	$1,274	20%	(28%)	$3,149	$4,586	(31%)
Wealth Management	1,320	1,308	1,253	1%	5%	4,004	3,715	8%
Investment Management	179	127	107	41%	67%	440	498	(12%)
Intersegment Eliminations	(3)	(12)	(2)	75%	(50%)	(23)	(6)	*
Net Income applicable to Morgan Stanley	$2,408	$2,182	$2,632	10%	(9%)	$7,570	$8,793	(14%)
Earnings applicable to Morgan Stanley common shareholders	$2,262	$2,049	$2,494	10%	(9%)	$7,147	$8,427	(15%)

Notes:
-
Firm net revenues excluding mark-to-market gains and losses on deferred cash-based compensation plans (DCP) were: 3Q23: $13,475 million, 2Q23: $13,343 million, 3Q22: $13,222 million, 3Q23 YTD: $41,182 million, 3Q22 YTD: $42,311 million.

-	Firm compensation expenses excluding DCP were: 3Q23: $5,992 million, 2Q23: $6,084 million, 3Q22: $5,733 million, 3Q23 YTD: $18,293 million, 3Q22 YTD: $18,343 million.
-
The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Financial Metrics, Ratios and Statistical Data
(unaudited)
	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage
	Sep 30, 2023	Jun 30, 2023	Sep 30, 2022	Jun 30, 2023	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022	Change

Financial Metrics:

Earnings per basic share	$1.39	$1.25	$1.49	11%	(7%)	$4.37	$4.95	(12%)
Earnings per diluted share	$1.38	$1.24	$1.47	11%	(6%)	$4.33	$4.88	(11%)

Return on average common equity	10.0%	8.9%	10.7%			10.5%	11.9%
Return on average tangible common equity	13.5%	12.1%	14.6%			14.2%	16.1%

Book value per common share	$55.08	$55.24	$54.46			$55.08	$54.46
Tangible book value per common share	$40.53	$40.79	$39.93			$40.53	$39.93

Financial Ratios:

Pre-tax profit margin	24%	21%	26%			24%	28%
Compensation and benefits as a % of net revenues	45%	47%	43%			45%	43%
Non-compensation expenses as a % of net revenues	31%	31%	30%			30%	29%
Firm expense efficiency ratio (1)	75%	78%	74%			75%	72%
Effective tax rate	22.6%	21.0%	21.4%			20.9%	21.1%

Statistical Data:

Period end common shares outstanding (millions)	1,642	1,659	1,694	(1%)	(3%)
Average common shares outstanding (millions)
Basic	1,624	1,635	1,674	(1%)	(3%)	1,635	1,704	(4%)
Diluted	1,643	1,651	1,697	--	(3%)	1,653	1,725	(4%)

Worldwide employees	80,710	82,006	81,567	(2%)	(1%)

The End Notes are an integral part of this presentation. See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated and U.S. Bank Supplemental Financial Information
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage
	Sep 30, 2023	Jun 30, 2023	Sep 30, 2022	Jun 30, 2023	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022	Change

Consolidated Balance sheet

Total assets	$1,169,013	$1,164,911	$1,160,029	--	1%
Loans (1)	$224,957	$224,276	$218,448	--	3%
Deposits	$345,458	$348,511	$338,123	(1%)	2%
Long-term debt outstanding	$242,843	$243,820	$216,361	--	12%
Maturities of long-term debt outstanding (next 12 months)	$21,514	$22,326	$18,755	(4%)	15%

Average liquidity resources	$307,367	$310,724	$308,001	(1%)	--

Common equity	$90,461	$91,636	$92,261	(1%)	(2%)
Less: Goodwill and intangible assets	(23,900)	(23,973)	(24,613)	--	(3%)
Tangible common equity	$66,561	$67,663	$67,648	(2%)	(2%)

Preferred equity	$8,750	$8,750	$8,750	--	--

U.S. Bank Supplemental Financial Information
Total assets	$388,098	$385,596	$371,165	1%	5%
Loans	$209,135	$209,065	$204,889	--	2%
Investment securities portfolio (2)	$114,780	$119,289	$123,007	(4%)	(7%)
Deposits	$339,927	$342,522	$331,943	(1%)	2%

Regional revenues
Americas	$10,268	$10,394	$10,094	(1%)	2%	$ 31,453	$ 30,220	4%
EMEA (Europe, Middle East, Africa)	1,479	1,500	1,392	(1%)	6%	4,716	5,381	(12%)
Asia	1,526	1,563	1,500	(2%)	2%	5,078	5,318	(5%)
Consolidated net revenues	$13,273	$13,457	$12,986	(1%)	2%	$ 41,247	$ 40,919	1%

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Average Common Equity and Regulatory Capital Information
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage
	Sep 30, 2023	Jun 30, 2023	Sep 30, 2022	Jun 30, 2023	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022	Change

Average Common Equity
Institutional Securities	$45.6	$45.6	$48.8	--	(7%)	$45.6	$48.8	(7%)
Wealth Management	28.8	28.8	31.0	--	(7%)	28.8	31.0	(7%)
Investment Management	10.4	10.4	10.6	--	(2%)	10.4	10.6	(2%)
Parent	6.0	6.8	2.5	(12%)	140%	6.3	4.3	47%
Firm	$90.8	$91.6	$92.9	(1%)	(2%)	$91.1	$94.7	(4%)

Regulatory Capital

Common Equity Tier 1 capital	$69.1	$69.9	$67.9	(1%)	2%
Tier 1 capital	$77.7	$78.4	$76.4	(1%)	2%

Standardized Approach
Risk-weighted assets	$444.8	$449.8	$457.9	(1%)	(3%)
Common Equity Tier 1 capital ratio	15.5%	15.5%	14.8%
Tier 1 capital ratio	17.5%	17.4%	16.7%

Advanced Approach
Risk-weighted assets	$430.0	$441.9	$447.8	(3%)	(4%)
Common Equity Tier 1 capital ratio	16.1%	15.8%	15.2%
Tier 1 capital ratio	18.1%	17.8%	17.1%

Leverage-based capital
Tier 1 leverage ratio	6.7%	6.7%	6.6%
Supplementary Leverage Ratio	5.5%	5.5%	5.4%

The End Notes are an integral part of this presentation. See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Institutional Securities
Income Statement Information, Financial Metrics and Ratios
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage
	Sep 30, 2023	Jun 30, 2023	Sep 30, 2022	Jun 30, 2023	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022	Change
Revenues:

Advisory	$449	$455	$693	(1%)	(35%)	$1,542	$2,235	(31%)
Equity	237	225	218	5%	9%	664	624	6%
Fixed income	252	395	366	(36%)	(31%)	1,054	1,124	(6%)
Underwriting	489	620	584	(21%)	(16%)	1,718	1,748	(2%)
Investment banking	938	1,075	1,277	(13%)	(27%)	3,260	3,983	(18%)

Equity	2,507	2,548	2,459	(2%)	2%	7,784	8,593	(9%)
Fixed income	1,947	1,716	2,181	13%	(11%)	6,239	7,604	(18%)
Other	277	315	(100)	(12%)	*	837	(587)	*

Net revenues	5,669	5,654	5,817	--	(3%)	18,120	19,593	(8%)

Provision for credit losses	93	97	24	(4%)	*	379	150	153%

Compensation and benefits	2,057	2,215	1,948	(7%)	6%	6,637	6,602	1%
Non-compensation expenses	2,320	2,365	2,219	(2%)	5%	7,036	6,874	2%
Total non-interest expenses	4,377	4,580	4,167	(4%)	5%	13,673	13,476	1%

Income before provision for income taxes	1,199	977	1,626	23%	(26%)	4,068	5,967	(32%)
Net income applicable to Morgan Stanley	$912	$759	$1,274	20%	(28%)	$3,149	$4,586	(31%)

Pre-tax profit margin	21%	17%	28%			22%	30%
Compensation and benefits as a % of net revenues	36%	39%	34%			37%	34%
Non-compensation expenses as a % of net revenues	41%	42%	38%			39%	35%

Return on Average Common Equity	7%	6%	10%			8%	12%
Return on Average Tangible Common Equity (1)	7%	6%	10%			8%	12%

Trading VaR (Average Daily 95% / One-Day VaR)	$48	$52	$61

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Wealth Management
Income Statement Information, Financial Metrics and Ratios
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage
	Sep 30, 2023	Jun 30, 2023	Sep 30, 2022	Jun 30, 2023	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022	Change
Revenues:
Asset management	$3,629	$3,452	$3,389	5%	7%	$10,463	$10,525	(1%)
Transactional	678	869	616	(22%)	10%	2,468	1,542	60%
Net interest income	1,952	2,156	2,004	(9%)	(3%)	6,266	5,291	18%
Other	145	183	111	(21%)	31%	426	433	(2%)
Net revenues (1)	6,404	6,660	6,120	(4%)	5%	19,623	17,791	10%

Provision for credit losses	41	64	11	(36%)	*	150	43	*

Compensation and benefits (1)	3,352	3,503	3,171	(4%)	6%	10,332	9,191	12%
Non-compensation expenses	1,302	1,412	1,289	(8%)	1%	4,039	3,814	6%
Total non-interest expenses	4,654	4,915	4,460	(5%)	4%	14,371	13,005	11%

Income before provision for income taxes	1,709	1,681	1,649	2%	4%	5,102	4,743	8%
Net income applicable to Morgan Stanley	$1,320	$1,308	$1,253	1%	5%	$4,004	$3,715	8%

Pre-tax profit margin	27%	25%	27%			26%	27%
Compensation and benefits as a % of net revenues	52%	53%	52%			53%	52%
Non-compensation expenses as a % of net revenues	20%	21%	21%			21%	21%

Return on Average Common Equity	18%	18%	16%			18%	16%
Return on Average Tangible Common Equity (2)	35%	34%	30%			35%	30%

Notes:
-	Wealth Management net revenues excluding DCP were: 3Q23: $6,547 million, 2Q23: $6,578 million, 3Q22: $6,273 million, 3Q23 YTD: $19,583 million, 3Q22 YTD: $18,755 million.
-	Wealth Management compensation expenses excluding DCP were: 3Q23: $3,400 million, 2Q23: $3,396 million, 3Q22: $3,257 million, 3Q23 YTD: $10,154 million, 3Q22 YTD: $9,836 million.
-
The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Wealth Management
Financial Information and Statistical Data
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Sep 30, 2023	Jun 30, 2023	Sep 30, 2022	Jun 30, 2023	Sep 30, 2022

Wealth Management Metrics

Total client assets	$4,798	$4,885	$4,134	(2%)	16%
Net new assets	$35.7	$89.5	$64.8	(60%)	(45%)
U.S. Bank loans	$145.8	$144.7	$145.7	1%	--
Margin and other lending (1)	$23.1	$21.7	$24.3	6%	(5%)
Deposits (2)	$340	$343	$332	(1%)	2%
Annualized weighted average cost of deposits
Period end	2.86%	2.53%	0.93%
Period average	2.69%	2.32%	0.56%

Advisor-led channel

Advisor-led client assets	$3,755	$3,784	$3,305	(1%)	14%

Fee-based client assets	$1,857	$1,856	$1,628	--	14%
Fee-based asset flows	$22.5	$22.7	$16.7	(1%)	35%
Fee-based assets as a % of advisor-led client assets	49%	49%	49%

Self-directed channel

Self-directed client assets	$1,043	$1,101	$829	(5%)	26%
Daily average revenue trades (000's)	735	765	805	(4%)	(9%)
Self-directed households (millions)	8.1	8.1	7.8	--	4%

Workplace channel

Stock plan unvested assets	$377	$402	$312	(6%)	21%
Number of stock plan participants (millions)	6.6	6.5	6.2	2%	6%

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Investment Management
Income Statement Information, Financial Metrics and Ratios
(unaudited, dollars in millions)

	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage
	Sep 30, 2023	Jun 30, 2023	Sep 30, 2022	Jun 30, 2023	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022	Change
Revenues:
Asset management and related fees	$1,312	$1,268	$1,269	3%	3%	$3,828	$3,961	(3%)
Performance-based income and other	24	13	(101)	85%	*	78	(47)	*
Net revenues	1,336	1,281	1,168	4%	14%	3,906	3,914	--

Compensation and benefits	526	544	495	(3%)	6%	1,638	1,645	--
Non-compensation expenses	569	567	557	--	2%	1,691	1,676	1%
Total non-interest expenses	1,095	1,111	1,052	(1%)	4%	3,329	3,321	--

Income before provision for income taxes	241	170	116	42%	108%	577	593	(3%)
Net income applicable to Morgan Stanley	$179	$127	$107	41%	67%	$440	$498	(12%)

Pre-tax profit margin	18%	13%	10%			15%	15%
Compensation and benefits as a % of net revenues	39%	42%	42%			42%	42%
Non-compensation expenses as a % of net revenues	43%	44%	48%			43%	43%

Return on Average Common Equity	7%	5%	4%			6%	6%
Return on Average Tangible Common Equity (1)	98%	70%	56%			80%	87%

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Investment Management
Financial Information and Statistical Data
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:		Nine Months Ended		Percentage
	Sep 30, 2023	Jun 30, 2023	Sep 30, 2022	Jun 30, 2023	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022	Change

Assets under management or supervision (AUM)(1)

Net flows by asset class
Equity	$(5.5)	$(5.3)	$(3.9)	(4%)	(41%)	$(12.9)	$(18.8)	31%
Fixed Income	(2.1)	(5.0)	(5.0)	58%	58%	(9.1)	(11.5)	21%
Alternatives and Solutions	0.8	11.4	7.0	(93%)	(89%)	13.9	10.5	32%
Long-Term Net Flows	(6.8)	1.1	(1.9)	*	*	(8.1)	(19.8)	59%

Liquidity and Overlay Services	5.7	9.7	(32.5)	(41%)	*	29.3	(29.3)	*

Total Net Flows	$(1.1)	$10.8	$(34.4)	*	97%	$21.2	$(49.1)	*

Assets under management or supervision by asset class
Equity	$272	$289	$249	(6%)	9%
Fixed Income	163	165	171	(1%)	(5%)
Alternatives and Solutions	472	482	405	(2%)	17%
Long-Term Assets Under Management or Supervision	$907	$936	$825	(3%)	10%

Liquidity and Overlay Services	481	476	454	1%	6%

Total Assets Under Management or Supervision	$1,388	$1,412	$1,279	(2%)	9%

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Loans and Lending Commitments
(unaudited, dollars in billions)

	Quarter Ended			Percentage Change From:
	Sep 30, 2023	Jun 30, 2023	Sep 30, 2022	Jun 30, 2023	Sep 30, 2022

Institutional Securities

Loans:
Corporate	$18.0	$17.8	$14.3	1%	26%
Secured lending facilities	41.8	41.2	38.3	1%	9%
Commercial and residential real estate	11.4	12.1	11.8	(6%)	(3%)
Securities-based lending and other	7.4	8.1	7.8	(9%)	(5%)

Total Loans	78.6	79.2	72.2	(1%)	9%

Lending Commitments	128.7	127.1	119.7	1%	8%

Institutional Securities Loans and Lending Commitments	$207.3	$206.3	$191.9	--	8%

Wealth Management

Loans:
Securities-based lending and other	$87.0	$87.6	$93.0	(1%)	(6%)
Residential real estate	58.9	57.1	52.8	3%	12%

Total Loans	145.9	144.7	145.8	1%	--

Lending Commitments	19.1	18.8	16.9	2%	13%

Wealth Management Loans and Lending Commitments	$165.0	$163.5	$162.7	1%	1%

Consolidated Loans and Lending Commitments (1)	$372.3	$369.8	$354.6	1%	5%

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Consolidated Loans and Lending Commitments
Allowance for Credit Losses (ACL) as of September 30, 2023
(unaudited, dollars in millions)

	Loans and Lending Commitments	ACL (1)	ACL %	Q3 Provision
	(Gross)
Loans:
Held For Investment (HFI)

Corporate	$7,181	$248	3.5%	$(6)
Secured lending facilities	39,119	154	0.4%	(1)
Commercial and residential real estate	8,389	426	5.1%	84
Other	3,039	17	0.6%	3
Institutional Securities - HFI	$57,728	$845	1.5%	$80

Wealth Management - HFI	146,167	312	0.2%	43

Held For Investment	$203,895	$1,157	0.6%	$123

Held For Sale	14,230

Fair Value	7,558

Total Loans	225,683	1,157		123

Lending Commitments	147,800	569	0.4%	11

Consolidated Loans and Lending Commitments	$373,483	$1,726		$134

The End Notes are an integral part of this presentation.  See pages 12 - 17 for Definition of U.S. GAAP to Non-GAAP Measures, Definition of Performance Metrics and Terms, Supplemental Quantitative Details and Calculations, and Legal Notice.

Definition of U.S. GAAP to Non-GAAP Measures

(a)
The Firm prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (U.S. GAAP).  From time to time, Morgan Stanley may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise.  The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with U.S. GAAP.  Non-GAAP financial measures disclosed by Morgan Stanley are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition, operating results, or prospective regulatory capital requirements.  These measures are not in accordance with, or a substitute for U.S. GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies.  Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable U.S. GAAP financial measure.  In addition to the following notes, please also refer to the Firm's Annual Report on Form 10-K for the year ended December 31, 2022 (2022 Form 10-K).

(b)
The following are considered non-GAAP financial measures that the Firm considers useful for analysts, investors and other stakeholders to allow comparability of operating performance and capital adequacy. These measures are calculated as follows:

	-	The return on average tangible common equity represents annualized earnings applicable to Morgan Stanley common shareholders as a percentage of average tangible common equity.
-
Segment return on average common equity and return on average tangible common equity represent full year net income or annualized net income for the quarter applicable to Morgan Stanley for each segment, less preferred dividend segment allocation, divided by average common equity and average tangible common equity for each respective segment.  The segment adjustments to common equity to derive segment average tangible common equity are generally set at the beginning of the year, and will remain fixed throughout the year until the next annual reset unless a significant business change occurs (e.g., acquisition or disposition).

	-	Tangible common equity represents common equity less goodwill and intangible assets net of certain mortgage servicing rights deduction.
	-	Tangible book value per common share represents tangible common equity divided by period end common shares outstanding.
	-	Net revenues excluding DCP represents net revenues adjusted for the impact of mark-to-market gains/losses on economic hedges associated with certain employee deferred cash-based compensation plans.
	-	Compensation expense excluding DCP represents compensation adjusted for the impact related to certain deferred cash-based compensation plans linked to investment performance.

Definitions of Performance Metrics and Terms

Our earnings releases, earnings conference calls, financial presentations and other communications may also include certain metrics which we believe to be useful to us, analysts, investors and other stakeholders by providing further transparency about, or an additional means of assessing, our financial condition and operating results.

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(a)	Provision for credit losses represents the provision for credit losses on loans held for investment and unfunded lending commitments.
(b)	Net income applicable to Morgan Stanley represents net income, less net income applicable to nonredeemable noncontrolling interests.
(c)	Earnings applicable to Morgan Stanley common shareholders represents net income applicable to Morgan Stanley, less preferred dividends.

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(a)	The return on average common equity represents annualized earnings applicable to Morgan Stanley common shareholders as a percentage of average common equity.
(b)	Book value per common share represents common equity divided by period end common shares outstanding.
(c)	Tangible book value per common share represents tangible common equity divided by period end common shares outstanding.
(d)	Pre-tax profit margin percentages represent income before provision for income taxes as percentages of net revenues.
(e)	The Firm expense efficiency ratio represents total non‐interest expenses as a percentage of net revenues.

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(a)
Liquidity Resources, which are primarily held within the Parent and its major operating subsidiaries, are comprised of high quality liquid assets (HQLA) and cash deposits with banks ("Liquidity Resources"). The total amount of Liquidity Resources is actively managed by us considering the following components: unsecured debt maturity profile; balance sheet size and composition; funding needs in a stressed environment, inclusive of contingent cash outflows; legal entity, regional and segment liquidity requirements; regulatory requirements; and collateral requirements. Average Liquidity Resources represents the average daily balance for the three months ended September 30, 2023, June 30, 2023 and September 30, 2022.

(b)	The Firm's goodwill and intangible balances utilized in the calculation of tangible common equity are net of certain mortgage servicing rights deduction.
(c)
U.S. Bank refers to the Firm's U.S. Bank operating subsidiaries Morgan Stanley Bank, N.A. and Morgan Stanley Private Bank, National Association, and excludes balances between Bank subsidiaries, as well as deposits from the Parent and affiliates.

(d)
Firmwide regional revenues reflect the Firm's consolidated net revenues on a managed basis.  Further discussion regarding the geographic methodology for net revenues is disclosed in Note 23 to the consolidated financial statements included in the Firm's 2022 Form 10-K.

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(a)
The Firm's attribution of average common equity to the business segments is based on the Required Capital Framework, an internal capital adequacy measure. This framework is a risk-based and leverage-based capital measure, which is compared with the Firm's regulatory capital to ensure that the Firm maintains an amount of going concern capital after absorbing potential losses from stress events, where applicable, at a point in time. The Required Capital Framework is based on the Firm's regulatory capital requirements. The Firm defines the difference between its total average common equity and the sum of the average common equity amounts allocated to its business segments as Parent common equity. The amount of capital allocated to the business segments is generally set at the beginning of the year, and will remain fixed throughout the year until the next annual reset unless a significant business change occurs (e.g., acquisition or disposition). The Firm continues to evaluate its Required Capital Framework with respect to the impact of evolving regulatory requirements, as appropriate. For further discussion of the framework, refer to "Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Regulatory Requirements" in the Firm’s 2022 Form 10‐K.

(b)
The Firm's risk‐based capital ratios are computed under each of the (i) standardized approaches for calculating credit risk and market risk risk‐weighted assets (RWAs) (the “Standardized Approach”) and (ii) applicable advanced approaches for calculating credit risk, market risk and operational risk RWAs (the “Advanced Approach”). For information on the calculation of regulatory capital and ratios, and associated regulatory requirements, please refer to "Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Regulatory Requirements" in the Firm’s 2022 Form 10‐K.

(c)	Supplementary leverage ratio represents Tier 1 capital divided by the total supplementary leverage exposure.

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(a)
Institutional Securities Equity and Fixed income net revenues include trading, net interest income (interest income less interest expense), asset management, commissions and fees, investments and other revenues which are directly attributable to those businesses.

(b)	Pre-tax profit margin percentages represent income before provision for income taxes as percentages of net revenues.
(c)
VaR represents the unrealized loss in portfolio value that one would not expect to exceed, on average, more than five times every one hundred trading days in the Firm's trading positions if the portfolio were held constant for a one-day period. Further discussion of the calculation of VaR and the limitations of the Firm's VaR methodology, is disclosed in "Quantitative and Qualitative Disclosures about Risk" included in the Firm's 2022 Form 10-K.

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(a)	Transactional revenues for the Wealth Management segment includes investment banking, trading, and commissions and fee revenues.
(b)	Net interest income represents interest income less interest expense.
(c)	Other revenues for the Wealth Management segment includes investments and other revenues.
(d)	Pre-tax profit margin percentages represent income before provision for income taxes as percentages of net revenues.

Definitions of Performance Metrics and Terms

Our earnings releases, earnings conference calls, financial presentations and other communications may also include certain metrics which we believe to be useful to us, analysts, investors and other stakeholders by providing further transparency about, or an additional means of assessing, our financial condition and operating results.

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(a)
Client assets represent those for which Wealth Management is providing services including financial advisor-led brokerage, custody, administrative and investment advisory services; self-directed brokerage services; financial and wealth planning services; workplace services, including stock plan administration, and retirement plan services.

(b)
Net new assets represent client inflows, including dividends and interest, and asset acquisitions, less client outflows, and exclude activity from business combinations/divestitures and the impact of fees and commissions.

(c)
Margin and other lending represents margin lending arrangements, which allow customers to borrow against the value of qualifying securities and other lending which includes non‐purpose securities-based lending on non‐bank entities.

(d)
Deposits reflect liabilities sourced from Wealth Management clients and other sources of funding on the U.S. Bank Subsidiaries. Deposits include sweep deposit programs, savings and other, and time deposits.

(e)
Annualized weighted average cost of deposits represents the total annualized weighted average cost of the various deposit products, excluding the effect of related hedging derivatives. The period end cost of deposits is based upon balances and rates as of September 30, 2023, June 30, 2023 and September 30, 2022. The period average is based on both daily average deposit balances and rates for the period.

(f)	Advisor-led client assets represent client assets in accounts that have a Wealth Management representative assigned.
(g)	Fee‐based client assets represent the amount of assets in client accounts where the basis of payment for services is a fee calculated on those assets.
(h)
Fee-based asset flows include net new fee-based assets (including asset acquisitions), net account transfers, dividends, interest and client fees, and exclude institutional cash management related activity. For a description of the Inflows and Outflows included in Fee-based asset flows, see Fee-based client assets in the 2022 Form 10-K.

(i)	Self-directed client assets represent active accounts which are not advisor led. Active accounts are defined as having at least $25 in assets.
(j)	Daily average revenue trades (DARTs) represent the total self-directed trades in a period divided by the number of trading days during that period.
(k)
Self-directed households represent the total number of households that include at least one account with self-directed client assets. Individual households or participants that are engaged in one or more of our Wealth Management channels are included in each of the respective channel counts.

(l)
The workplace channel assets includes equity compensation solutions for companies, their executives and employees. Stock plan unvested assets represent the market value of public company securities at the end of the period.

(m)
Stock plan participants represent total accounts with vested and/or unvested stock plan assets in the workplace channel. Individuals with accounts in multiple plans are counted as participants in each plan.

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(a)
Asset management and related fees represents management and administrative fees, distribution fees, and performance-based fees, not in the form of carried interest. Asset management and related fees represents Asset management as reported on the Firm’s consolidated income statement.

(b)
Performance-based income and other includes performance-based fees in the form of carried interest, gains and losses from investments, gains and losses from hedges on seed capital and certain employee deferred compensation plans, net interest, and other revenues. Performance-based income and other represents investments, investment banking, trading, net interest and other revenues as reported on the Firm’s consolidated income statement.

(c)	Pre-tax profit margin percentages represent income before provision for income taxes as percentages of net revenues.

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(a)
Investment Management Alternatives and Solutions asset class includes products in Fund of Funds, Real Estate, Private Equity and Credit strategies, Multi‐Asset portfolios, as well as Custom Separate Account portfolios.

(b)
Investment Management net flows include new commitments, investments or reinvestments, net of client redemptions, returns of capital post-fund investment period and dividends not reinvested and excludes the impact of the transition of funds from their commitment period to the invested capital period.

(c)
Overlay Services represents investment strategies that use passive exposure instruments to obtain, offset, or substitute specific portfolio exposures beyond those provided by the underlying holdings of the fund.

(d)
Total assets under management or supervision excludes shares of minority stake assets which represent the Investment Management business segment’s proportional share of assets managed by third-party asset managers in which we hold investments accounted for under the equity method.

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(a)	Corporate loans include relationship and event-driven loans and typically consist of revolving lines of credit, term loans and bridge loans.
(b)
Secured lending facilities include loans provided to clients, which are primarily secured by loans, which are, in turn, collateralized by various assets including residential real estate, commercial real estate, corporate and financial assets.

(c)	Securities-based lending and other includes financing extended to sales and trading customers and corporate loans purchased in the secondary market.
(d)	Institutional Securities Lending Commitments principally include Corporate lending activity.

Supplemental Quantitative Details and Calculations

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(1)	The following sets forth the net revenue impact of mark-to-market gains and losses on investments associated with DCP and compensation expense impact related to DCP:

	3Q23	2Q23	3Q22	3Q23 YTD	3Q22 YTD
Net revenues	$13,273	$13,457	$12,986	$41,247	$40,919
Adjustment for mark-to-market on DCP	202	(114)	236	(65)	1,392
Adjusted Net revenues - non-GAAP	$13,475	$13,343	$13,222	$41,182	$42,311

Compensation expense	$5,935	$6,262	$5,614	$18,607	$17,438
Adjustment for mark-to-market on DCP	57	(178)	119	(314)	905
Adjusted Compensation expense - non-GAAP	$5,992	$6,084	$5,733	$18,293	$18,343

-
Compensation expense for deferred cash-based compensation awards is calculated based on the notional value of the award granted, adjusted for changes in the fair value of the referenced investments that employees select. Compensation expense is recognized over the vesting period relevant to each separately vesting portion of deferred awards.

-
The Firm invests directly, as a principal, in financial instruments and other investments to economically hedge certain of its obligations under these deferred cash-based compensation plans. Changes in the fair value of such investments, net of financing costs, are recorded in Net revenues, and included in Transactional revenues in the Wealth Management business segment. Although changes in compensation expense resulting from changes in the fair value of the referenced investments will generally be offset by changes in the fair value of investments recognized in net revenues, there is typically a timing difference between the immediate recognition of gains and losses on the Firm’s investments and the deferred recognition of the related compensation expense over the vesting period.  While this timing difference may not be material to Income before provision for income taxes for the Firm in any individual period, it may impact the Wealth Management business segment reported ratios and operating metrics in certain periods due to potentially significant impacts to net revenues and compensation expenses.

(2)	The Firm non-interest expenses by category are as follows:

	3Q23	2Q23	3Q22	3Q23 YTD	3Q22 YTD
Compensation and benefits (a)	$5,935	$6,262	$5,614	$18,607	$17,438

Non-compensation expenses:
Brokerage, clearing and exchange fees	855	875	847	2,611	2,607
Information processing and communications	947	926	874	2,788	2,560
Professional services	759	767	755	2,236	2,217
Occupancy and equipment	456	471	429	1,367	1,286
Marketing and business development	191	236	215	674	610
Other	851	947	829	2,718	2,713
Total non-compensation expenses	4,059	4,222	3,949	12,394	11,993
Total non-interest expenses	$9,994	$10,484	$9,563	$31,001	$29,431

(a)
The Firm recorded severance costs of $308 million in the second quarter of 2023, associated with an employee action, which were reported in business segments' results as follows: Institutional Securities $207 million, Wealth Management $78 million and Investment Management $23 million.

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(1)
For the quarter and nine months ended September 30, 2023, Firm results include pre-tax integration-related expenses of $68 million and $244 million, respectively, of which $43 million and $171 million, respectively, are reported in the Wealth Management business segment, and $25 million and $73 million, respectively, are reported in the Investment Management business segment.

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(1)	Includes loans held for investment (net of allowance), loans held for sale and also includes loans at fair value which are included in Trading assets on the balance sheet.
(2)	As of September 30, 2023, June 30, 2023 and September 30, 2022, the U.S. Bank investment securities portfolio included held to maturity investment securities of $54.0 billion, $54.9 billion and $57.4 billion, respectively.

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(1)	Institutional Securities average tangible common equity represents average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction. The adjustments are as follows: 3Q23: $471mm; 2Q23: $471mm; 3Q22: $576mm; 3Q23 YTD: $471mm; 3Q22 YTD: $576mm

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(1)	The following sets forth the net revenue impact of mark-to-market gains and losses on investments associated with DCP and compensation expense impact related to DCP:

	3Q23	2Q23	3Q22	3Q23 YTD	3Q22 YTD
Net revenues	$6,404	$6,660	$6,120	$19,623	$17,791
Adjustment for mark-to-market on DCP	143	(82)	153	(40)	964
Adjusted Net revenues - non-GAAP	$6,547	$6,578	$6,273	$19,583	$18,755

Compensation expense	$3,352	$3,503	$3,171	$10,332	$9,191
Adjustment for mark-to-market on DCP	48	(107)	86	(178)	645
Adjusted Compensation expense - non-GAAP	$3,400	$3,396	$3,257	$10,154	$9,836

(2)	Wealth Management average tangible common equity represents average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction. The adjustments are as follows: 3Q23: $14,075mm; 2Q23: $14,075mm; 3Q22: $14,746mm; 3Q23 YTD: $14,075mm; 3Q22 YTD: $14,746mm

Supplemental Quantitative Details and Calculations

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(1)
Wealth Management other lending includes $2 billion, $2 billion and $3 billion, respectively, of non-purpose securities based lending on non-bank entities in the periods ended September 30, 2023, June 30, 2023 and September 30, 2022.

(2)	For the quarters ended September 30, 2023, June 30, 2023 and September 30, 2022, Wealth Management deposits of $340 billion, $343 billion and $332 billion, respectively, exclude off-balance sheet deposits of $0, $0 and $8 billion, respectively, held by third parties outside of Morgan Stanley. Total deposits details are as follows:

	3Q23	2Q23	3Q22
Brokerage sweep deposits	$143	$158	$228
Other deposits	197	185	104
Total balance sheet deposits	340	343	332
Off-balance sheet deposits	-	-	8
Total deposits	$340	$343	$340

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(1)
Investment Management average tangible common equity represents average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction. The adjustments are as follows: 3Q23: $9,687mm; 2Q23: $9,687mm; 3Q22: $9,815mm; 3Q23 YTD: $9,687mm; 3Q22 YTD: $9,815mm

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(1) In the second quarter of 2023, our Retail Municipal and Corporate Fixed Income business (FIMS) was combined with our Parametric retail customized solutions business. The impact of the prospective change is a $6 billion movement of end of period AUM from Fixed Income to the Alternatives and Solutions asset class.

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(1) For the quarters ended September 30, 2023, June 30, 2023 and September 30, 2022, Investment Management reflected loan balances of $431 million, $386 million and $452 million, respectively.

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(1) For the quarter ended September 30, 2023, the Allowance Rollforward for Loans and Lending Commitments is as follows:

	Institutional Securities	Wealth Management	Total
Loans

Allowance for Credit Losses (ACL)
Beginning Balance - June 30, 2023	$812	$269	$1,081
Net Charge Offs	(39)	-	(39)
Provision	80	43	123
Other	(8)	-	(8)
Ending Balance - September 30, 2023	$845	$312	$1,157

Lending Commitments

Allowance for Credit Losses (ACL)
Beginning Balance - June 30, 2023	$538	$24	$562
Net Charge Offs	-	-	-
Provision	13	(2)	11
Other	(4)	-	(4)
Ending Balance - September 30, 2023	$547	$22	$569

Loans and Lending Commitments

Allowance for Credit Losses (ACL)
Beginning Balance - June 30, 2023	$1,350	$293	$1,643
Net Charge Offs	(39)	-	(39)
Provision	93	41	134
Other	(12)	-	(12)
Ending Balance - September 30, 2023	$1,392	$334	$1,726

Legal Notice

This Financial Supplement contains financial, statistical and business-related information, as well as business and segment trends.
The information should be read in conjunction with the Firm's third quarter earnings press release issued October 18, 2023.